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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the registration statement of FPA Medical Management, Inc. on Form S-4 ("Registration Statement") of our report dated March 15, 1996, on our audits of the consolidated financial statements of Sterling Healthcare Group, Inc. as of December 31, 1994 and 1995, and for the year ended December 31, 1995, and for the period from June 1, 1994 to December 31, 1994, which report is included in this Registration Statement. We also consent to the reference to our Firm under the caption "Experts."

Coopers & Lybrand L.L.P.

Miami, Florida
February 10, 1997